UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2013

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      As previously announced, on June 24, 2013, Gregory R. L. Smith resigned as the Chief Financial Officer and Treasurer of Image Sensing Systems, Inc. (the “Company”). On July 11, 2013, Mr. Smith signed and delivered to the Company a release agreement (the “Release”), the terms of which are substantially similar to the terms of Appendix B to Mr. Smith’s Employment Agreement dated December 8, 2006. The Employment Agreement, including Appendix B, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 8, 2006. The Release provides that the Company is paying to Mr. Smith severance in the total amount of $135,000.00, which is equal to nine months’ continuation of his base salary, which is payable over nine months. In addition, the Company has agreed to reimburse Mr. Smith for outplacement services in an amount up to $7,500.00. The Release contains releases by Mr. Smith of any and all claims he may have against the Company. Mr. Smith may revoke the Release with respect to potential age-related claims within the seven-day period after July 11, 2013 and with respect to potential claims under the Minnesota Human Rights Act with the 15-day period after July 11, 2013. If Mr. Smith revokes the Release, he gives up any right to the severance payment and the reimbursement for outplacement services.

The foregoing description of the Release is qualified in its entirety by reference to the Release, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

10.1     Release dated as of July 11, 2013 by and between the Company and Gregory R. L. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: July 11, 2013
	By	/s/ Dale E. Parker
Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)

2

Exhibit Index

Exhibit No.

10.1     Release dated as of July 11, 2013 by and between the Company and Gregory R. L. Smith.

3